December 30, 1997


Mr. Robert Bender, Vice President
Citizens Bank of Massachusetts
55 Summer Street
Boston, Massachusetts 02110

     Re: Grant of Security Interest in All Assets

Dear Bob:

     This will confirm that each of the undersigned, Asahi/America, Inc. and Asahi Engineered Products, Inc. (collectively, the "Debtors"), hereby grants to Citizens Bank of Massachusetts ("Citizens"), on behalf of itself and as agent for any of Citizens' affiliates and any participants in any of the Credit Arrangements described below, a security interest in all of each Debtor's accounts, inventory, general intangibles and any other rights to the payment of money, equipment, instruments, securities, chattel paper, books and records, intellectual property rights, goods and any other personal property in which a security interest may be perfected by filing a financing statement, and all proceeds and products thereof and substitutions therefor.

     This security interest will secure the prompt and punctual payment and performance of all indebtedness and other obligations from time to time owed by either or both of the Debtors under or in respect of (i) that certain Loan and Security Agreement dated September 23, 1993 (as amended), (ii) that certain Credit Agreement dated as of January 23, 1997, (iii) that certain Reimbursement Agreement dated as of March 1, 1994 with Citizens Trust Company ("CTC"), an affiliate of Citizens, with respect to the reimbursement obligations of the account party in respect of a letter of credit dated March 16, 1994 issued by CTC for the benefit of holders of those certain Massachusetts Industrial Finance Agency Industrial Revenue Bonds Asahi/America Issue, Series 1994, and (iv) any letters of credit issued by Citizens or


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any affiliate thereof for the account of either or both of the Debtors or any affiliate thereof; including any amendments to any of the aforementioned agreements or other documents and any documents or instruments in any way related thereto (the "Credit Arrangements").

     Debtors represent and warrant to and agree with Citizens that: (i) the Debtors' books and records are kept at the address set forth at the end of this letter, such address being the location of their chief executive offices; (ii) Debtors will not change the location of their chief executive offices or the location where its assets and books and records are kept without 30 days' prior written notice to Citizens; (iii) Debtors will promptly notify Citizens of all locations of collateral; (iv) except for the security interest herein granted, the Debtors are and shall be the owners of the collateral free from any lien, security interest or encumbrance (except (y) liens in favor of Citizens or any affiliate thereof, and (z) liens securing any existing or future equipment leases or similar existing or future purchase money financing arrangements ("Permitted Financing Arrangements") with Siemens Credit corporation, Vanguard Financial Service Corp., AT&T Systems Leasing Corporation, Mellon First United Leasing Corp., Jules and Associates, Inc. and/or N.B.D. Equipment Finance, Inc., whereby only the specific items of equipment financed by such third party are encumbered to secure payment of such acquisition debt or lease obligation), and the Debtors shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to Citizens, and the Debtors shall not hereafter pledge, mortgage or create, or suffer to exist, a security interest in the collateral in favor of any person other than Citizens or any affiliate thereof or except pursuant to Permitted Financing Arrangements, nor will the Debtors sell or offer to sell or otherwise transfer the collateral or any interest therein except for sales of inventory in the ordinary course of business and bona fide disposition of obsolete or scrap equipment or equipment no longer needed or used.

     The Debtors shall at their expense keep the collateral in reasonably good order and repair, use the same in compliance with applicable law, and have and maintain at all times with respect to the collateral property damage insurance in form, amount and issued by a company satisfactory to Citizens, which insurance shall include Citizens as a loss payee as its interest may appear at the time of any damage to or loss of one or more items of collateral, provided, however, that unless a default has occurred, Citizens will allow Debtors to use insurance proceeds to apply toward the cost of repairing or replacing damaged or destroyed property. Citizens shall be provided with evidence satisfactory to it of the existence and terms of such insurance coverage, and the insurer shall be obligated to provide Citizens


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with not fewer than 20 days prior written notice of the reduction, expiration or cancellation of any such coverage. In the event of failure to provide and maintain insurance as provided above or upon the occurrence of a default (beyond any applicable grace period) in respect of any of the Credit Arrangements, Citizens may act as attorney for the Debtors in obtaining, adjusting, settling and cancelling such insurance and endorsing any drafts and apply any amounts collected or received under any such policies to any indebtedness secured hereby in such order or preference as Citizens in its discretion may determine, or as provided above the same may be released to the Debtors, but such application or release shall not cure or waive any default hereunder, and no amount so released shall be deemed a payment on any indebtedness secured hereby. Such designation to act as attorney for the Debtors shall be deemed coupled with an interest and irrevocable.

     Citizens may inspect the collateral at reasonable times, and in the absence of a default upon reasonable advance notice, wherever located. The Debtors will pay promptly all taxes and assessments upon the collateral or for its use or operation or upon this agreement prior to the time when any penalties or interest accrue with respect thereto, unless, in any such case, the same is being contested in good faith by appropriate proceedings and an adequate reserve therefor has been established and is maintained in accordance with generally accepted accounting principles.

     Citizens may in its discretion discharge taxes and other encumbrances at any time levied or placed on the collateral, pay any insurance premiums in respect thereof and make repairs thereto and pay any necessary filing fees. The Debtors agree to reimburse Citizens on demand for any and all expenditures so made, and until paid the amount thereof shall be a debt secured by the Collateral. Citizens shall have no obligation to the Debtor to make any such expenditures, nor shall the making thereof relieve the Debtor of any default.

     The Debtors hereby irrevocably authorize Citizens, or its designee, at the Debtors' expense, to file such financing statements, with or without the Debtor's signature, as Citizens may deem appropriate, and irrevocably appoints Citizens as the Debtors' attorney-in-fact to execute such financing statements.

     Upon the occurrence of a default (beyond any applicable grace periods) in respect of any of the Credit Arrangements, Citizens may without notice or demand declare this agreement to be in default, and Citizens shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code, including


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without limitation the right to take possession of the collateral, and for that purpose Citizens may, so far as the Debtors can give authority therefor, enter upon any premises on which the collateral may be situated and remove the same therefrom or render the same unusable. Unless the collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Citizens shall give to the Debtors (by hand delivery, overnight delivery service or certified mail, return receipt requested) at least ten (10) days' prior written notice of the time and place of any public sale of collateral or of the time after which any private sale or any other intended disposition is to be made, and such notice shall be given in the manner and to the address of the Debtors set forth below. To the extent permitted by law, the Debtors hereby waive any and all rights that they may have to judicial hearing in advance of the enforcement of any of Citizens' rights hereunder, including without limitation its right following a default to take immediate possession of the collateral and exercise its rights with respect thereto.

     The Debtors hereby waive demand, notice, protest, notice of acceptance of this security agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to the obligations secured hereby and the collateral, the Debtors assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Citizens may deem advisable. Except as otherwise provided by applicable law, Citizens shall have no duty as to the collection or protection of the collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody of any collateral in its actual possession. Except as otherwise provided by applicable law which may not be waived, Citizens may exercise its rights with respect to the collateral without resorting or regard to other collateral or sources of reimbursement for liability. Except as otherwise provided by applicable law, Citizens shall not be required to marshal any present or future security for (including but not limited to this Agreement and the collateral subject to the security interest created hereby), or guaranties of, the obligations hereby secured or any of them, or to resort to such security or guaranties in any particular order; and all of Citizens' rights hereunder and in respect of the collateral and any source of payment shall be cumulative and in addition to all other rights, however existing or arising.


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     The Debtors shall pay to Citizens on demand any and all reasonable expenses, including reasonable counsel fees, incurred or paid by Citizens in protecting or enforcing its rights hereunder. After deducting all of said expenses, the residue of any proceeds of collection or sale of the collateral shall be applied to the payment of principal or interest on the obligations hereby secured in such order as Citizens may determine, proper allowance for interest not then due being made, and any excess shall be returned to the Debtors, and the Debtors shall remain liable for any deficiency.

     In the event any provision of this security agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this agreement shall be interpreted and construed as if such provision to the extent the same shall have been invalid, illegal or unenforceable had never been contained herein. The parties agree that they will negotiate in good faith to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

     Neither this security agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this agreement and to the provisions so modified or limited, and executed by the party to be charged. This security agreement and all obligations of the Debtors hereunder shall be binding upon the successors and assigns of the Debtors, and shall, together with the rights and remedies of Citizens hereunder, inure to the benefit of Citizens, its successors and assigns. The Debtors acknowledge receipt of a copy of this security agreement. Terms used herein without definition which are defined in the Uniform Commercial Code of Massachusetts have such defined meanings herein, unless the context otherwise indicates or requires.

     This security agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the internal laws of Massachusetts, without reference to the conflict of laws rules of any jurisdiction. This security agreement is intended to take effect as a sealed instrument. All obligations of the Debtors hereunder shall be joint and several.

                                                       Sincerely,

                                                     ASAHI/AMERICA, INC.


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                                                 By: /s/ Leslie B. Lewis
                                                    ---------------------------
                                                 Title: Chairman, President
                                                    ---------------------------


                                                 ASAHI ENGINEERED PRODUCTS, INC.



                                                 By: /s/ Leslie B. Lewis
                                                    ---------------------------
                                                 Title: President
                                                    ---------------------------

                                                 Address:  35 Green Street
                                                           Malden, MA 02148